MILLER BUILDING SYSTEMS, INC.        EXHIBIT 21

                  SUBSIDIARIES OF THE REGISTRANT

                           JULY 1, 2000


The subsidiaries of the Registrant are as follows:



                                                 Percentage of Voting
Name                            Incorporated     Securities Owned by
                                Under Law Of:      Immediate Parent

Miller Building Systems
 of Indiana, Inc.                 Indiana                100%

Miller Building Systems
 of Pennsylvania, Inc.            Indiana                100%

Miller Building Systems
 of Kansas, Inc.                   Kansas                100% (2)

Miller Building Systems
 of South Dakota, Inc.          South Dakota             100% (1)

Miller Construction
 Services, Inc.                   Indiana                100%

United Structures, Inc.           New York               100%

PME Pacific Systems, Inc.        California              100% (2)

(1)  Wholly-owned subsidiary of Miller Building Systems of Kansas, Inc.

(2)  Inactive Corporation.